UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2013
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Bagby, Suite 1600 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 16, 2013 in Houston, Texas.  The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Item 1 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting.  The stockholders elected the following nominees:

	Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
Richard W. Beckler	47,185,547	424,369	53,246
James E. Craddock	46,461,963	1,150,987	50,212
Matthew D. Fitzgerald	47,231,834	379,889	51,439
Philip L. Frederickson	46,977,623	635,065	50,474
D. Henry Houston	47,201,457	411,367	50,338
Carin S. Knickel	47,293,129	342,230	27,803
Donald D. Patteson, Jr.	46,975,570	636,352	51,240

Item 2 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved, on an advisory basis, the advisory vote on executive compensation.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
46,761,833	828,158	73,171

Item 3 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved the Rosetta Resources Inc. 2013 Long-Term Incentive Plan.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
43,541,930	4,073,140	48,092

Item 4 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013.  The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
49,880,990	251,016	34,415

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2013	ROSETTA RESOURCES INC.

	By:	/s/ John E. Hagale

John E. Hagale
Executive Vice President and Chief Financial Officer